EXHIBIT 10.20

LEASE GUARANTY

In consideration of and as an inducement for the granting, execution and delivery of the Lease Agreement, dated as of April 3, 2006 (hereinafter, as amended from time to time, called “Lease”), a copy of which is attached hereto as Exhibit A, by CT Chattanooga TN, LLC, a Delaware limited liability company, the Landlord therein named (hereinafter called “Landlord”), to Covenant Transport, Inc., a Tennessee corporation, the Tenant therein named (hereinafter called “Tenant”), and in further consideration of the sum of One Dollar ($1.00) and other good and valuable consideration paid by Landlord to the undersigned COVENANT TRANSPORT, INC., a Nevada corporation (hereinafter called “Lease Guarantor”), Lease Guarantor, intending to be legally bound, hereby guarantees to Landlord, its successors and assigns, the full and prompt payment when due of all Basic Rent and Additional Rent and any and all other sums and charges payable by Tenant under the Lease, and the full, faithful and prompt performance and observance of all the covenants, terms, conditions, and agreements therein provided to be performed and observed by Tenant (collectively, the “Obligations”); and Lease Guarantor does hereby become surety to Landlord, its successors and assigns for and with respect to all of the Obligations. Lease Guarantor is the direct or indirect owner of all outstanding partnership interests, membership interests or shares, as applicable, of Tenant and Lease Guarantor acknowledges that it will derive substantial benefits from the Lease. Capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned thereto in the Lease.

Lease Guarantor hereby covenants and agrees to and with Landlord, its successors and assigns, that if default shall at any time be made by Tenant, its successors and assigns, in the payment of any such rent or other sums or charges payable by Tenant under the Lease or in the performance of any of the covenants, terms, conditions or agreements contained in the Lease, Lease Guarantor will forthwith pay such rent or other sums or charges to Landlord, its successors or assigns (as applicable), and any arrears thereof, and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements, and will forthwith pay to Landlord, it successors or assigns (as applicable), all damages and all costs and expenses that may arise in consequence of any default by Tenant under the Lease (including, without limitation, all reasonable attorneys’ fees incurred by Landlord or caused by any such default and/or by the enforcement of this Guaranty). In addition, Lease Guarantor hereby covenants and agrees to and with each Indemnitee that if default shall at any time be made by Tenant, its successors and assigns in the payment of any indemnity payable by Tenant under the Lease, Lease Guarantor will forthwith pay such indemnity to such Indemnitee, and Lease Guarantor hereby agrees that each Indemnitee shall be a third party beneficiary hereunder and may directly enforce its rights under this sentence against Lease Guarantor.

This Guaranty is an absolute and unconditional guaranty of payment (and not merely of collection) and of performance and is a surety agreement. Lease Guarantor’s liability hereunder is direct and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Lease Guarantor, its successors and assigns, without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant and without the necessity of any notice of non-payment, non-performance or non-observance or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Lease Guarantor might otherwise be entitled, all of which Lease Guarantor hereby expressly waives; and Lease Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Lease Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

This Guaranty shall be a continuing guaranty, and (whether or not Lease Guarantor shall have notice or knowledge of any of the following) the liability and obligation of Lease Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any amendment or modification of, or supplement to, or extension or renewal of, the Lease or any assignment or transfer thereof; (b) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, its successors and assigns or their properties ; (d) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or state bankruptcy law or any other statute or from the decision of any court; (e) any sublease or transfer by Tenant or any assignment of its interest under the Lease; or (f) any termination of the Lease prior to the expiration of its Term.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. No termination of the Lease or taking or recovering of the premises demised thereby shall deprive Landlord of any of its rights and remedies against Lease Guarantor under this Guaranty. This Guaranty shall apply to the Obligations pursuant to any extension, renewal, amendment, modification and supplement of or to the Lease as well as to the Obligations thereunder during the original Term thereof in accordance with the original provisions thereof.

The Lease Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against any person or any collateral (including any rights relating to marshaling of assets).

The Obligations will be paid strictly in accordance with the terms of the Lease, regardless of the value, genuineness, validity, regularity or enforceability of the Obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Landlord with respect thereto. The liability of the Lease Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Lease Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Lease Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing, irrespective of: (a) any lack of validity or enforceability of the Lease or of any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to Obligations, or any other amendment or waiver of or consent to any departure from the Lease or any other agreement relating to any Obligations; (c) any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness; (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Tenant in respect of the obligations of the Lease Guarantor in respect hereof; (e) the absence of any action on the part of the Landlord to obtain payment for the Obligations from the Tenant; (f) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Lease Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; or (g) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Lease Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted.

Lease Guarantor further agrees that, to the extent that the Tenant or the Lease Guarantor makes a payment or payments to the Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Tenant or the Lease Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date of such initial payment, reduction or satisfaction occurred.

Lease Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Lease Guarantor hereunder, and Lease Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights or recovery which it may now or hereafter acquire, in each case, until the Lease has terminated and all Obligations have been fully and finally paid and performed thereunder.

Lease Guarantor represents and warrants to Landlord that (a) Lease Guarantor is duly organized, validly existing and in good standing under the laws of the state of Nevada; (b) the execution and delivery of this Guaranty has been duly authorized by all necessary corporate action on the part of Lease Guarantor, and this Guaranty has been duly executed and delivered by Lease Guarantor, (c) the making of this Guaranty does not (i) require any vote or consent of shareholders of Lease Guarantor, or the filing or registration with, consent or approval of, or notice to, with or by any governmental authority or any other person, (ii) result in or cause a default under or violation of, or create a lien pursuant to, the Lease Guarantor’s organizational documents, or any agreement, indenture, contract, order, decree or judgment to which the Lease Guarantor is a party or by which the Lease Guarantor’s is bound; or (iii) violate any law, rule or regulation to which the Lease Guarantor is subject; (d) Tenant is a wholly owned direct or indirect subsidiary of Lease Guarantor; (e) this Guaranty constitutes the legal, valid and binding obligation of Lease Guarantor, enforceable against Lease Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally; (f) neither the Lease Guarantor nor any Subsidiary of the Lease Guarantor is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended; and (g) the information, financial statements and reports furnished in writing by the Lease Guarantor or the Tenant in connection with the Lease and the Purchase and Sale Agreement, dated as of March 17, 2006, between Tenant and Landlord and the transactions contemplated thereby are true and correct in every material respect as of the date as of which such information, financial statement or report is stated or certified, and does not contain an untrue statement of a material fact, or omit to state any material fact necessary to make the statements herein or therein contained, in the light of the circumstances under which they were made, not misleading.

Lease Guarantor hereby agrees to deliver to the Landlord and the Lender (if any) the financial statements described in Paragraph 29 of the Lease on the dates, and otherwise in accordance with the provisions, set forth in such Paragraph 29 of the Lease.

This Guaranty shall be legally binding upon Lease Guarantor and its successors and permitted assigns and shall inure to the benefit of Landlord and its successors and assigns. Lease Guarantor shall not assign its rights and obligations under this Guaranty to any Person without the Landlord’s and the Lender’s (if any) prior written consent.

Lease Guarantor will not enter into any amendment to this Guaranty, and no such amendment will be effective in any event, without the prior written consent thereto by the Landlord and the Lender, if any. Lease Guarantor will from time to time during the Term, promptly following request of Landlord or Lender, confirm in writing to Landlord and to Lender that this Guaranty remains in full force and effect in accordance with its terms.

All notices sent pursuant to this Guaranty shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) business day after having been sent for overnight delivery by Federal Express, United Parcel Service or other nationally recognized air courier service.

To the addresses stated below:

If to Landlord:

c/o SunTrust Equity Funding, LLC
303 Peachtree Street, 24th Floor
MC 3951
Atlanta, Georgia 30308
Attention: Allison McLeod
Facsimile: (404) 230-1344

With a copy to:

Greenberg Traurig, LLP
77 West Wacker Drive, Suite 2500
Chicago, Illinois 60601
Attention: Julia R. Sarron
Facsimile: (312) 899-0396

If to Lease Guarantor:

Covenant Transport, Inc.
400 Birmingham Highway, Inc.
Chattanooga, Tennessee 37419
Attention: Joey B. Hogan
Facsimile: (423) 821-5442

With a copy to:

Scudder Law Firm, P.C., L.L.O.
411 S. 13th Street
Lincoln, Nebraska 68508
Attention: Mark Scudder
Facsimile: (402) 435-4239

Each of Landlord and Lease Guarantor may substitute its address by giving fifteen (15) days’ notice to the other party in the manner provided above. Any notice may be given on behalf of any party by its counsel.

LEASE GUARANTOR AND LANDLORD (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER. THE TERMS AND PROVISIONS OF THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

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IN WITNESS WHEREOF, Lease Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officers as of this 3rd day of April, 2006.

COVENANT TRANSPORT, INC., a Nevada corporation

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	EVP/CFO

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